Exhibit 10.1

AMENDMENT NO. 1 (this “Amendment”), dated as of April 29, 2015, to the Credit Agreement dated as of June 24, 2014 (the “Credit Agreement”), among OLIN CORPORATION, a Virginia corporation (the “Company”), OLIN CANADA ULC, an unlimited company amalgamated under the laws of Nova Scotia (the “Canadian Borrower”), the Lenders and Issuing Banks party thereto from time to time, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

A.             Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended credit to the Company and the Canadian Borrower, in each case on the terms and subject to the conditions set forth therein.

B.            The Company and the Canadian Borrower have requested that the Credit Agreement be amended as set forth herein.

C.            The Lenders are willing to agree to such amendments on the terms and conditions set forth herein.

Accordingly, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1            Definitions.  Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given to them in Section 1.01 of the Credit Agreement.

1.2            Rules of Interpretation.  Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

ARTICLE 2
AMENDMENTS

2.1            Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“DCP Acquisition” means the acquisition by the Company, directly or indirectly, of The Dow Chemical Company’s chlorine products business and related assets.

“Guarantee Agreement” means the Guarantee Agreement substantially in the form attached hereto as Exhibit F, with such changes thereto as shall be agreed by the Administrative Agent, together with each supplement thereto, in each case that may be executed and delivered by one or more Guarantors and the Administrative Agent.

“Guarantor” means each Subsidiary that is or, at the election of the Company becomes, a party to the Guarantee Agreement, for so long as such Subsidiary is a party thereto.

2.2            Amended Definitions.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions:

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that, at any time prior to the closing of the DCP Acquisition, the amount of any Indebtedness incurred to finance the DCP Acquisition in whole or in part shall be reduced by the cash proceeds thereof at the time held by the Company or any Domestic Subsidiary in a segregated account pending the consummation of the DCP Acquisition.

“Loan Documents” means this Agreement, the Guarantee Agreement (if and when executed) and the Notes.

2.3            Section 5.01(b) (Consolidated Leverage Ratio).  Section 5.01(b) of the Credit Agreement is hereby amended by adding at the end thereof the words “; provided that for each of the first six Reference Periods ending on the date of or after the consummation of the DCP Acquisition, such maximum permitted Consolidated Leverage Ratio shall be 4.50:1.0 and that for the next following Reference Period, such maximum permitted Consolidated Leverage Ratio shall be 4.25:1.0”.

2.4            Section 5.01(c) (Consolidated Interest Coverage Ratio).  Section 5.01(c) of the Credit Agreement is hereby amended by adding at the end thereof the words “; provided that for each Reference Period ending on the date of or after the consummation of the DCP Acquisition, such minimum Consolidated Interest Coverage Ratio shall be 3.50:1.00”.

2.5            Section 5.02(b) (Domestic Subsidiary Indebtedness).  Section 5.02(b) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (iv) thereof, (ii) deleting the “.” at the end of clause (v) thereof and substituting in lieu thereof “; and” and (iii) adding the following new clause (vi) at the end thereof:

“(vi) on and after the date of consummation of the DCP Acquisition, Indebtedness of any Domestic Subsidiary that is a Guarantor.”

2.6            Additional Exhibits.  Exhibit I hereto is hereby added to the Credit Agreement as Exhibit F.

ARTICLE 3
MISCELLANEOUS

3.1            Effectiveness.  This Amendment is effective as of the date hereof upon its execution and delivery by the Company, the Canadian Borrower and Lenders constituting the Majority Lenders.  The Administrative Agent shall promptly notify the Lenders of the occurrence of the effectiveness of this Amendment.

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3.2            Representations and Warranties.  The Company hereby represents and warrants to the Lenders and the Administrative Agent that (a) after giving effect to this Amendment, the representations and warranties set forth in Section 4.01 of the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of the date hereof and (b) no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

3.3            No Waiver.  Except as specifically amended or modified pursuant to the terms of this Amendment, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  Nothing herein shall limit in any way the rights and remedies of the Lenders, the Administrative Agent or any Issuing Bank under the Credit Agreement (as amended and modified hereby) and the other Loan Documents.

3.4            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

3.5            Governing Law.  This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their officers or members, duly authorized as of the day and year first above written.

Borrowers

OLIN CORPORATION

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President & Treasurer

OLIN CANADA ULC

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President & Treasurer

Administrative Agent and Lender

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Daniel R. Van Aken
Name: Daniel R. Van Aken
Title: Director

Lenders

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Eric A. Escagne
Name: Eric A. Escagne
Title: Senior Vice President

Lenders

CITIBANK, N.A., as a Lender

By:	/s/ Carolyn Kee
Name: Carolyn Kee
Title: Vice President

Lenders

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Thomas S. Sherman
Name: Thomas S. Sherman
Title: Senior Vice President

EXHIBIT I TO AMENDMENT NO. 1

[FORM OF]

GUARANTEE AGREEMENT

dated as of

[                 ], 20[  ],

among

OLIN CORPORATION,

OLIN CANADA ULC,

THE SUBSIDIARIES OF THE COMPANY
IDENTIFIED HEREIN

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

GUARANTEE AGREEMENT dated as of [           ] (this “Agreement”), among OLIN CORPORATION, a Virginia corporation (the “Company”), OLIN CANADA ULC, an unlimited company amalgamated under the laws of Nova Scotia (the “Canadian Borrower” and, together with the Company, the “Borrowers”), the Subsidiaries from time to time party hereto as Guarantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders and the Issuing Banks from time to time party thereto and the Administrative Agent.  The Lenders and Issuing Banks have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement.  The Guarantors are Affiliates of the Borrowers and will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and as consideration for credit previously extended.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms. (a)  Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement.

(b)  The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Borrowers” has the meaning assigned to such term in Preamble hereto.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Company” has the meaning assigned to such term in the Recitals hereto.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Guarantors” means, collectively, (a) the Subsidiaries initially party hereto as Guarantors and (b) each other Subsidiary that becomes a party to this Agreement pursuant to Section 4.12.

“Indemnified Amount” has the meaning assigned to such term in Section 3.02.

“Loan Parties” means the Borrowers and the Guarantors.

“Obligations” means, collectively, (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Advances, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrowers under the Credit Agreement and each of the other Loan Documents (including obligations to pay premiums, fees, costs, expenses and indemnification obligations and including obligations in respect of contract causes of action), whether primary, secondary, direct, absolute, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each Guarantor under or pursuant to this Agreement (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

ARTICLE II

Guarantee

SECTION 2.01.  Guarantee.  Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Company or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment; Continuing Guarantee.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Company, any other Loan Party or any other Person.  Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03.  No Limitations.  (a)  Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.11, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations (or any Loan Document or any instrument related thereto), any impossibility in the performance of the Obligations  (or any Loan Document or any instrument related thereto) or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement (including any change in the time, manner or place of payment of, or any increase in, the Obligations), including with respect to any other Guarantor under this Agreement; (iii) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (in each case, other than the payment in full in cash of all the Obligations).

(b)  The obligations of each Guarantor under or in respect of this Agreement are independent of the Obligations of any other Loan Party and a separate action may be brought and prosecuted against a Guarantor to enforce its obligations hereunder, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions.

(c)  To the fullest extent permitted by applicable law, each Guarantor waives any defense it may now have or hereafter acquire in any way relating to any or all of the following: (i) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Obligations, (ii) any manner of application of any collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other obligations of the Borrowers under the Credit Agreement and the Notes or any other assets of the Borrowers or any of their Subsidiaries, (iii) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any Subsidiary thereof, (iv) any failure of the Administrative Agent or any Lender to disclose to any Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Borrower now or hereafter known to the Administrative Agent or such Lender (the Guarantors waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information), (v) the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Obligations and (vi) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, a Borrower or any other guarantor or surety.  The Administrative Agent and the Lenders may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with the Company or any other Loan Party or exercise any other right or remedy available to them against the Company or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash.  Each Guarantor hereby unconditionally and irrevocably waives (x) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any Borrower, any other guarantor or any other Person or any collateral and (y) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

SECTION 2.04.  Reinstatement.  Each Guarantor agrees that this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Person upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Company, any other Loan Party or otherwise.

SECTION 2.05.  Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of a Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Person entitled thereto in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Company or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06.  Information.  Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Company’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the Lenders will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation, Contribution and Subordination

SECTION 3.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), each Borrower agrees that in the event a payment in respect of any Obligation of such Borrower shall be made by any Guarantor under this Agreement, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02.  Contribution and Subrogation.  Each Guarantor (each being called a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the applicable Borrower as provided in Section 3.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment (the “Indemnified Amount”), in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 4.12, the date of the supplement hereto executed and delivered by such Contributing Party).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03.  Subordination. (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation in respect of payments hereunder under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations.  If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Obligations and (b) the applicable Termination Date, such amount shall be received and held in trust for the Administrative Agent and the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same for as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement or to be held as collateral for any Obligations or other amounts payable under this Agreement thereafter arising. No failure on the part of a Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b)  Each Guarantor and the Company hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or the Company shall be fully subordinated to payment in full in cash of the Obligations.

ARTICLE IV

Miscellaneous

SECTION 4.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 10.02 of the Credit Agreement.  All communications and notices hereunder to any Guarantor shall be given to it in care of the Company in the manner provided in Section 10.02 of the Credit Agreement.

SECTION 4.02.  Waivers; Amendment.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Company or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent (with the written consent of the Majority Lenders) and the Company or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

(c)  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 4.03.  Administrative Agent’s Fees and Expenses; Indemnification.  (a)  The Guarantors jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 10.04(a) of the Credit Agreement as if each reference therein to the Company were a reference to the Guarantors.

(b)  The Guarantors jointly and severally agree to indemnify and hold harmless each Indemnified Party as provided in Section 10.06 of the Credit Agreement as if each reference to the Company therein were a reference to the Guarantors.

(c)  All amounts due under Section 4.03(a) or 4.03(b) shall be payable promptly after written demand therefor.

(d)  BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES CREATED HEREBY, EACH LENDER ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 4.04.  Representations and Warranties; Survival.

(a)  Each Loan Party represents and warrants to the Administrative Agent and the Lenders that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization except where the failure to do so, individually or in the aggregate, could not reasonably be expected to materially and adversely affect the ability of such Loan Party to perform its obligations under any Loan Document.

(b)  Each Loan Party represents and warrants to the Administrative Agent and the Lenders that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)  All covenants, agreements, representations and warranties made by any Loan Party herein shall be considered to have been relied upon by the Administrative Agent, the Lenders and the Issuing Banks and shall survive the execution and delivery of the this Agreement and the making of any Advances and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Lender, any Issuing Bank or any other Person and notwithstanding that the Administrative Agent, any Lender, any Issuing Bank or any other Person may have had notice or knowledge of any default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit or unreimbursed Revolving Advance by an Issuing Bank pursuant to Section 2.02(b)(iii) of the Credit Agreement is outstanding and so long as the Commitments have not expired or terminated.  The provisions of this Section 4.04 shall survive and remain in full force and effect regardless of the repayment of the Advances, the expiration or termination of the Letters of Credit (other than any Letter of Credit that has been Cash Collateralized) and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 4.05.  Counterparts; Effectiveness; Successors and Assigns.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Lenders and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 4.06.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 4.07.  Right of Set-Off.  Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 of the Credit Agreement, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under any Loan Documents whether or not such Lender shall have made any demand under the Credit Agreement or the Note held by such Lender and although such obligations may be unmatured.  Each Lender agrees promptly to notify the applicable Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

SECTION 4.08.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)  Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive  jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Loan Party hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates may be brought, and may be heard and determined, in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(c)  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court sitting in New York City.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 4.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 4.09.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.09.

SECTION 4.10.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 4.11.  Termination or Release.  (a)  This Agreement and the Guarantees made herein shall, subject to Section 2.04, terminate and be released when all the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the aggregate Available Amount of all Letters of Credit outstanding at such time that have not been Cash Collateralized plus the aggregate principal amount of all Revolving Advances made by an Issuing Bank pursuant to Section 2.02(b)(iii) of the Credit Agreement that have not been ratably funded by the Lenders, in each case has been reduced to zero and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.

(b)  At the request and sole expense of the Company, a Guarantor shall be released from its obligations under this Agreement in the event that (i) such Guarantor shall cease to be a Subsidiary in a transaction not prohibited by the Credit Agreement or (ii) such Guarantor (after giving effect to such release) would not be an obligor under any Indebtedness other than Indebtedness that would be permitted under Section 5.02(b) of the Credit Agreement.

(c)  In connection with any termination or release pursuant to this Section 4.11, the Administrative Agent shall execute and deliver to the Company or any Guarantor, at such Person’s expense, all documents that such Person shall reasonably request to evidence such termination or release.  Any execution and delivery of documents by the Administrative Agent pursuant to this Section 4.11 shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.12.  Additional Subsidiaries.  Upon the execution and delivery by the Administrative Agent and any Subsidiary of a Supplement, such Subsidiary shall become a Guarantor hereunder, with the same force and effect as if originally named as such herein.  The execution and delivery of any Supplement shall not require the consent of any other Loan Party.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OLIN CORPORATION,

By:
Name:
Title:

OLIN CANADA ULC,

By:
Name:
Title:

[OTHER SUBSIDIARY PARTIES],

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,

By:
Name:
Title:

EXHIBIT I
TO THE GUARANTEE
AGREEMENT

SUPPLEMENT NO. __ dated as of [  ] (this “Supplement”), to the Guarantee Agreement dated as of [  ] (the “Guarantee Agreement”), among OLIN CORPORATION, a Virginia corporation (the “Company”), OLIN CANADA ULC, an unlimited company amalgamated under the laws of Nova Scotia (the “Canadian Borrower” and, together with the Company, the “Borrowers”), each subsidiary of the Company party thereto as a Guarantor (each such subsidiary individually a “Guarantor” and, collectively, the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).

A.  Reference is made to the Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto and the Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement, as applicable.

C.  The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make extensions of credit to the Borrowers under the Credit Agreement, and as consideration for such extensions of credit previously made.  Section 4.12 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 4.12 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it in such capacities. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary.  The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the Lenders that (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization except where the failure to do so, individually or in the aggregate, could not reasonably be expected to materially and adversely affect the ability of the New Subsidiary to perform its obligations under any Loan Document and (b) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with this Supplement, including the preparation, execution and delivery thereof.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Remainder of page left intentionally blank]

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title: